UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 22, 2005
Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174 (Commission File No.)	14-1160510 (I.R.S. Employer Identification No.)
New York
(State or other jurisdiction of incorporation or organization)
47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
The Annual Meeting of the shareholders of Warwick Valley Telephone Company (the “Company”) will be held on November 17, 2005. For business to be properly brought before the Annual Meeting, a shareholder must give the Secretary of the Company, Mr. Zigmund C. Nowicki, Jr., written notice by the close of business (4:30 p.m.) on Monday, October 3, 2005. The shareholder’s notice must, for each matter proposed to be brought up at the Annual Meeting, (1) briefly describe the matter and the reason for bringing it up at the Annual Meeting, (2) the name and address of the shareholder, as they appear on the Company’s books, (3) the number of Common Shares of the Company which the shareholder beneficially owns, and (4) any material interest of the shareholder in the matter to be brought up.
In addition, any shareholder who wishes to nominate a person for election to the Board of Directors of the Company must do so by giving written notice to the Secretary of the Company no later than the close of business (4:30 p.m.) on Monday, October 3, 2005. That notice must set forth (a) as to the shareholder giving notice, the name and address of the shareholder as they appear on the Company’s books and the number of Common Shares of the Company which are beneficially owned by such shareholder, and (b) as to the person whom the shareholder proposes to nominate, (1) the name, age, business address and residence address of the proposed nominee, (2) the principal occupation or employment of the proposed nominee, (3) the class and number of the shares of the Company’s stock that are owned by the proposed nominee, (4) all other information about the proposed nominee that is required by the proxy rules of the Securities and Exchange Commission to be disclosed in solicitations for proxies for election of directors (including the written consent of the proposed nominee to being named in the Company’s proxy statement as a nominee and to serving as a Director if elected).
The Company’s press release announcing the Annual Meeting is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
99.1	Press Release entitled “WVT Announces Annual Meeting”, dated September 22, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY (Registrant)
Date: September 22, 2005	By:	/s/ Herbert Gareiss, Jr.

Name: Herbert Gareiss, Jr. Title: President

Exhibit Index

Exhibit No.	Description

99.1	Press Release entitled “WVT Announces Annual Meeting”, dated September 22, 2005.